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PROSPECTUS DATED MARCH 6, 2000                      PRICING SUPPLEMENT NO.8 TO
PROSPECTUS SUPPLEMENT                     REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 15, 2000                                              JUNE 7, 2000
                                                                  RULE 424(b)(3)

                   Donaldson, Lufkin & Jenrette, Inc.
                           MEDIUM-TERM NOTES
               Due Nine Months or More from Date of Issue

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

Principal Amount:       $ 150,000,000      Optional               N / A
                                           Conversion:

Price To Public:             100.0000%     Optional Repayment     Non-Call /
                                           Date:                  Life
Underwriting                    .1500%
Discount:
Proceeds To Issuer:           99.85%       Business Day           New York
                                           Jurisdiction:

Settlement Date         June 9, 2000       Initial Redemption     N / A
(Original Issue                            Percentage:
Date):

Specified Currency:     US Dollars         Initial Redemption     N / A
                                           Date:

Authorized              $1,000             Annual Redemption      N / A
Denomination:                              Percentage
                                           Reduction:

Maturity Date:          July 9, 2001       Book Entry Note or     B / E
                                           Certificated Note:
Interest Rate:          7.35% Fixed

Interest:               $ 12,096,875.00

Interest Payment        At maturity        Total Amount of        N / A
Date:                                      OID:

Interest                N/A                Day Count:             Act/360
Determination Date:
                                           CUSIP:                 25766CCH5

Paying Agent:           The Chase
                        Manhattan Bank

Settlement:             DTC#: 443

Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.

            DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION